EXHIBIT 99.1
Peakstone Realty Trust Reports
Fourth Quarter and Full Year 2023 Results
- Property Dispositions for Full Year 2023 Totaling $336 Million
- Meaningful Deleveraging of Balance Sheet
- Significant Leasing Activity at Favorable Releasing Spreads

El Segundo, Calif. (February 22, 2024) - Peakstone Realty Trust ("PKST" or the "Company") (NYSE: PKST), a real estate investment trust that owns and operates a high-quality, newer-vintage portfolio of predominantly single-tenant industrial and office properties, today announced its financial results for the quarter and full year ended December 31, 2023.

"In 2023, we demonstrated our ability to execute on our objectives to reduce leverage and evolve our portfolio towards the Industrial segment," said Michael Escalante, CEO. “Against the challenges of the current economic environment, we successfully sold 11 assets, enabling a significant leverage reduction, and we achieved strong, positive leasing activity for our portfolio. We ended the year with ample liquidity, a debt stack that is nearly 90% fixed at favorable rates, no material debt maturities expected until late 2025, and minimal near-term rollover in our Office and Industrial segments — all of which provide a stable base to support the execution of our go-forward strategy.”

Fourth Quarter 2023 Highlights
•Revenue of approximately $63.1 million.
•Net loss of approximately $(21.8) million; net loss attributable to common shareholders of approximately $(19.9) million, or $(0.55) per basic and diluted share.
•Adjusted Funds from Operations (“AFFO”) of $0.80 per basic and diluted share/unit.
•Same Store Cash Net Operating Income (“Same Store Cash NOI”) of approximately $48.2 million, a 4.5% increase compared to the same quarter last year.
•Completed 1.05 million square feet of new leases and lease extensions at weighted-average GAAP and cash releasing spreads of 26% and 9%, respectively.
•Sold two office properties for gross proceeds of $27.2 million.
•Paid a dividend of $0.225 per common share.

Full Year 2023 Highlights
•Revenue of approximately $254.3 million.
•Net loss attributable to common shareholders of approximately $(557.9) million, or $(15.50) per basic and diluted share.
•AFFO of $2.99 per basic and diluted share/unit.
•Same Store Cash NOI of approximately $189.4 million, a 3.6% increase compared to 2022.
•Sold 11 properties for gross proceeds of $336 million.
•Closed the year with $392 million in cash on hand and $159 million of available undrawn capacity under the revolving credit facility, for total liquidity of approximately $551 million.
•Improved leverage ratio to 6.2x from 7.7x based on Net Debt to Normalized EBITDAre (Consolidated).

Portfolio
As of December 31, 2023, the Company’s wholly-owned portfolio (i) consisted of 71 properties located in 24 states, (ii) was 96.4% leased with a weighted average remaining lease term (“WALT”) of approximately 6.5 years, and (iii) generated approximately 61.2% of annualized base rent pursuant to leases with respect to which the tenant, the guarantor or a non-guarantor parent of the tenant, has an investment grade credit rating or what management believes is a generally equivalent rating.

The Company’s three segments had the following characteristics as of December 31, 2023:
•Industrial: This segment (i) comprised 19 industrial properties, and (ii) was 100% leased with a WALT of approximately 6.7 years.
•Office: This segment (i) comprised 35 office properties, and (ii) was 98.8% leased with a WALT of approximately 7.6 years.
•Other: This segment (i) comprised 17 properties (12 of which secure the Company’s AIG and AIG II portfolio mortgage loans (the “AIG Loans”)), and (ii) was 82.4% leased with a WALT of approximately 2.6 years.

Transaction Activity
The Company executed on its strategic disposition plan as follows:
•During the fourth quarter, the Company sold (i) one office property in the Office segment for gross proceeds of $21.4 million (including the lease termination fee received from the tenant in connection with the sale) and recognized a net gain of $2.5 million, and (ii) one office property in the Other segment for gross proceeds of $5.8 million and recognized a net gain of $2.0 million.
•For the year ended December 31, 2023, the Company sold eleven properties for gross proceeds of $336 million and recognized a combined net gain of $29.2 million.
•Subsequent to year-end, on January 31, 2024, the Company sold one “held-for-sale” property in the Office segment for a sales price of $30.0 million.

Leasing Activity
During the fourth quarter, the Company completed 1.05 million square feet of new leases and lease extensions in the Industrial and Office segments as follows:
•Industrial Segment: 932,000 square feet consisting of (i) a 5-year lease extension totaling 817,700 square feet in Jacksonville, FL, and (ii) a 10-year early lease extension totaling 114,300 square feet in Whippany, NJ. The weighted-average GAAP and cash releasing spreads for these two leases were 31% and 11%, respectively.
•Office Segment: 114,300 square feet consisting of (i) a 7.7-year new lease totaling 82,800 square feet in Largo, FL, and (ii) a 9.4-year new lease totaling 31,500 square feet in Scottsdale, AZ. The weighted-average GAAP and cash releasing spreads for these two leases were 15% and 3%, respectively.

Financial Results

Revenue
In the fourth quarter, total revenue was approximately $63.1 million compared to $75.9 million for the same quarter last year. For the year ended December 31, 2023, total revenue was approximately $254.3 million compared to $416.5 million for the prior year. The change in revenue is primarily due to the execution of our strategic disposition program consisting of (i) 48 asset sales in 2022, and (ii) 11 asset sales in 2023.

Net (Loss) Income Attributable to Common Shareholders
In the fourth quarter, net loss attributable to common shareholders was approximately $(19.9) million, or $(0.55) per basic and diluted share, compared to net loss attributable to common shareholders of approximately $(228.6)

million, or $(6.34) per basic and diluted share, for the same quarter last year. The difference is primarily due to changes in revenue resulting from the execution of our strategic disposition program in 2023, changes in non-cash charges, and changes in gains and losses from asset sales.

For the year ended December 31, 2023, net loss attributable to common shareholders was approximately $(557.9) million, or $(15.50) per basic and diluted share, compared to net loss attributable to common shareholders of approximately $(411.9) million, or $(11.41) per basic and diluted share, for the prior year. The net loss for each year was impacted by non-cash charges, gains and losses from the execution of our strategic disposition program, and transaction expenses related to the listing of the Company’s shares on the NYSE.

AFFO
In the fourth quarter, AFFO was approximately $31.7 million, or $0.80 per basic and diluted share/unit, compared to $29.6 million, or $0.75 per basic and diluted share/unit, for the same quarter last year.

For the year ended December 31, 2023, AFFO was approximately $118.1 million, or $2.99 per basic and diluted share/unit, compared to $190.7 million, or $4.81 per basic and diluted share/unit, for the prior year. The difference is primarily due to the execution of our strategic disposition program.

Same Store Cash NOI
In the fourth quarter, Same Store Cash NOI was approximately $48.2 million compared to $46.2 million for the same quarter last year, an increase of 4.5%.

For the year ended December 31, 2023, Same Store Cash NOI was approximately $189.4 million compared to $182.9 million for the same quarter last year, an increase of 3.6%.

Balance Sheet
As of December 31, 2023, the Company had $392 million in cash on hand and $159 million of available capacity on its revolving credit facility, for total liquidity of approximately $551 million.

As of December 31, 2023, the Company’s total consolidated debt was approximately $1.4 billion. Including the effect of the Company’s interest rate swap agreements with a total notional amount of $750 million, as of December 31, 2023, the Company’s weighted average interest rate was 4.16% for the Company’s combined fixed-rate and variable-rate debt.

During the fourth quarter, the Company entered into an agreement with affiliates of AIG Insurance with respect to the Company’s two non-recourse AIG Loans, which are secured by 12 of the 17 properties in the Other segment. The agreement is intended to facilitate the disposition of the mortgaged properties without regard to the original release prices and support the repayment of the AIG Loans.

Dividends
The Board of Trustees approved a dividend for the quarter ended March 31, 2024 in the amount of $0.225 per common share that is payable on April 18, 2024 to holders of record of the Company’s common shares on March 29, 2024.

As previously announced, the Company paid a dividend for the fourth quarter in the amount of $0.225 per common share on January 17, 2024 to holders of record of the Company’s common shares on December 29, 2023.

Fourth Quarter 2023 Earnings Webcast
PKST will host a webcast to present the fourth quarter results on Thursday, February 22, 2024 at 5:00 p.m. Eastern Time. To access the webcast, please visit https://investors.pkst.com/investors/events-and-presentations/events/event-details/2024/Fourth-Quarter-2023-Earnings-Call/default.aspx at least ten minutes prior to the scheduled start time to register and install any necessary software. A replay of the webcast will be available on the Company’s website shortly after the initial presentation. To access by phone, please use the following dial-in numbers. For domestic callers, please dial 1-877-407-9716; for international callers, please dial 1-201-493-6779.

About Peakstone Realty Trust
Peakstone Realty Trust (NYSE: PKST) is an internally managed real estate investment trust (REIT) that owns and operates a high-quality, newer-vintage portfolio of predominantly single-tenant industrial and office properties. These assets are generally leased to creditworthy tenants under long-term net lease agreements with contractual rent escalations and are situated in primarily high-growth, strategic coastal and sunbelt markets.

Additional information is available at www.pkst.com.

Investor Relations:
ir@pkst.com

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this document reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic and financial conditions; market volatility; inflation; any potential recession or threat of recession; interest rates; recent and ongoing disruption in the debt and banking markets; tenant, geographic concentration, and the financial condition of our tenants; competition for tenants and competition with sellers of similar properties if we elect to dispose of our properties; our access to, and the availability of capital; whether we will be able to refinance or repay debt; whether work-from-home trends or other factors will impact the attractiveness of industrial and/or office assets; whether we will be successful in renewing leases as they expire; future financial and operating results, plans, objectives, expectations and intentions; our ability to manage cash flows; dilution resulting from equity issuances; expected sources of financing, including the ability to maintain the commitments under our revolving credit facility, and the availability and attractiveness of the terms of any such financing; legislative and regulatory changes that could adversely affect our business; our ability to maintain our status as a REIT and our Operating Partnership as a partnership for U.S. federal income tax purposes; our future capital expenditures, operating expenses, net income, operating income, cash flow and developments and trends of the real estate industry; whether we will be successful in the pursuit of our business plan, including any acquisitions, investments, or dispositions; whether we will succeed in our investment objectives; any fluctuation and/or volatility of the trading price of our common shares; risks associated with our dependence on key personnel whose continued service is not guaranteed; and other factors, including those risks disclosed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this document. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this document, except as required by applicable law. We caution investors not to place undue reliance on any forward-looking statements, which are based only on information currently available to us.

Notice Regarding Non-GAAP Financial Measures. In addition to U.S. GAAP financial measures, this document contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.

PEAKSTONE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except units and share amounts)

	December 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$391,802	$233,180
Restricted cash	9,208	4,764
Real estate:
Land	231,175	327,408
Building and improvements	1,968,314	2,631,965
Tenant origination and absorption cost	402,251	535,889
Construction in progress	8,371	1,994
Total real estate	2,610,111	3,497,256
Less: accumulated depreciation and amortization	(550,552)	(644,639)
Total real estate, net	2,059,559	2,852,617
Investments in unconsolidated entity	—	178,647
Intangible assets, net	29,690	33,861
Deferred rent receivable	63,272	79,572
Deferred leasing costs, net	19,112	26,507
Goodwill	78,647	94,678
Right of use assets	33,736	35,453
Interest rate swap asset	26,942	41,404
Other assets	27,446	31,877
Real estate assets and other assets held for sale, net	50,211	20,816
Total assets	$2,789,625	$3,633,376
LIABILITIES AND EQUITY
Debt, net	1,435,923	1,485,402
Distributions payable	8,344	12,402
Due to related parties	573	1,458
Intangible liabilities, net	16,023	20,658
Lease liability	46,281	46,519
Accrued expenses and other liabilities	78,229	80,802
Liabilities of real estate assets held for sale	539	—
Total liabilities	1,585,912	1,647,241
Commitments and contingencies (Note 13)
Perpetual convertible preferred shares	—	125,000
Noncontrolling interests subject to redemption; zero and 61,788 units as of December 31, 2023 and December 31, 2022, respectively	—	3,812
Shareholders’ equity:
Common shares, $0.001 par value; shares authorized, 800,000,000; shares outstanding in the aggregate, 36,304,145 and 35,999,898 as of December 31, 2023 and December 31, 2022, respectively	36	36
Additional paid-in capital	2,990,085	2,948,600
Cumulative distributions	(1,076,000)	(1,036,678)
Accumulated deficit	(827,854)	(269,926)
Accumulated other comprehensive income	25,817	40,636
Total shareholders’ equity	1,112,084	1,682,668
Noncontrolling interests	91,629	174,655
Total equity	1,203,713	1,857,323
Total liabilities and equity	$2,789,625	$3,633,376

PEAKSTONE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue:
Rental income	$63,058	$75,893	$254,284	$416,485
Expenses:
Property operating expense	7,232	9,357	29,090	52,451
Property tax expense	5,079	6,065	21,523	37,317
Property management fees	421	589	1,813	3,496
General and administrative expenses	11,551	11,532	42,962	38,995
Corporate operating expenses to related parties	178	284	1,154	1,349
Real estate impairment provision	25,373	35,275	409,512	127,577
Depreciation and amortization	12,138	41,323	112,204	190,745
Total expenses	61,972	104,425	618,258	451,930
Income before other income (expenses)	1,086	(28,532)	(363,974)	(35,445)
Other income (expenses):
Interest expense	(16,415)	(16,501)	(65,623)	(84,816)
Debt breakage cost	—	—	—	(13,249)
Other income (expense), net	5,498	(355)	13,111	(943)
Net loss from investment in unconsolidated entity	—	(9,993)	(176,767)	(9,993)
Net gain (loss) from disposition of assets	4,507	(43,767)	29,164	(139,280)
Goodwill impairment provision	(16,031)	(135,270)	(16,031)	(135,270)
Transaction expenses	(412)	(13,724)	(24,982)	(22,386)
Net loss	(21,767)	(248,142)	(605,102)	(441,382)
Distributions to redeemable preferred shareholders	—	(2,516)	(2,375)	(10,063)
Preferred units redemption	—		(4,970)	—
Net loss attributable to noncontrolling interests	1,878	22,071	54,555	39,714
Net loss attributable to controlling interests	(19,889)	(228,587)	(557,892)	(411,731)
Distributions to redeemable noncontrolling interests attributable to common shareholders	—	(45)	(36)	(178)
Net loss attributable to common shareholders	$(19,889)	$(228,632)	$(557,928)	$(411,909)
Net loss attributable to common shareholders per share, basic and diluted	$(0.55)	$(6.34)	$(15.50)	$(11.41)
Weighted average number of common shares outstanding, basic and diluted	36,054,940	35,999,203	35,988,231	36,057,825

PEAKSTONE REALTY TRUST
Funds from Operations and Adjusted Funds from Operations
(Unaudited; in thousands except share and per share amounts)

FFO and AFFO are non-GAAP financial measures that we believe are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable real estate assets, adding back impairment write-downs of depreciable real estate assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred distributions. Because FFO calculations exclude such items as depreciation and amortization of depreciable real estate assets and gains and losses from sales of depreciable real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, the Company believes that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of the Company's performance relative to its competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful.

Additionally, the Company uses AFFO as a non-GAAP financial measure to evaluate the Company's operating performance. AFFO excludes non-routine and certain non-cash items such as revenues in excess of cash received, amortization of share-based compensation net, deferred rent, amortization of in-place lease valuation, acquisition-related costs, financed termination fee, net of payments received, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, write-off transaction costs and other one-time transactions. FFO and AFFO have been revised to include amounts available to both common shareholders and limited partners for all periods presented.

AFFO is a measure used among the Company's peer group. The Company also believes that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, the Company believes AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

Management believes that AFFO is a beneficial indicator of its ongoing portfolio performance and ability to sustain its current distribution level. More specifically, AFFO isolates the financial results of the Company's operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results or the Company's future ability to make or sustain distributions. By providing FFO and AFFO, the Company presents information that assists investors in aligning their analysis with management’s analysis of long-term operating activities.

For all of these reasons, the Company believes the non-GAAP measures of FFO and AFFO, in addition to net income (loss) are helpful supplemental performance measures and useful to investors in evaluating the performance of the Company's real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of the Company's cash available to fund distributions since other uses of cash, such as capital expenditures at the Company's properties and principal payments of debt, are not deducted when calculating FFO and AFFO. The use of AFFO as a measure of long-term operating performance on value is also limited if the Company does not continue to operate under its current business plan as noted above. FFO and AFFO should not be viewed as a more prominent measure of performance than net income (loss) and each should be reviewed in connection with GAAP measurements.

Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, NAREIT may decide to standardize the allowable exclusions across the REIT industry, and the Company may have to adjust the calculation and characterization of this non-GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss	$(21,767)	$(248,142)	$(605,102)	$(441,382)
Adjustments:
Depreciation of building and improvements	16,330	22,336	72,273	113,191
Amortization of leasing costs and intangibles	9,140	13,037	40,318	77,926
Impairment provision, real estate	12,138	41,323	409,511	127,577
Equity interest of depreciation of building and improvements - unconsolidated entity	—	4,643	24,623	4,643
(Gain) Loss from disposition of assets, net	(4,507)	43,767	(29,164)	139,280
Company's share of loss on sale of unconsolidated entity	—	3,558	—	3,558
FFO	11,334	(119,478)	(87,541)	24,793
Distribution to redeemable preferred shareholders	—	(2,515)	(2,375)	(10,063)
Preferred units redemption charge	—	—	(4,970)	—
FFO attributable to common shareholders and limited partners	$11,334	$(121,993)	$(94,886)	$14,730
Reconciliation of FFO to AFFO:
FFO attributable to common shareholders and limited partners	$11,334	$(121,993)	$(94,886)	$14,730
Adjustments:
Revenues in excess of cash received, net	(204)	(5,199)	(7,953)	(15,407)
Amortization of share-based compensation	2,437	3,433	10,063	9,573
Deferred rent - ground lease	428	433	1,724	1,951
Unrealized loss (gain) on investments	(35)	15	17	195
Amortization of above/(below) market rent, net	(406)	(923)	(1,240)	(2,205)
Amortization of debt premium/(discount), net	133	103	419	409
Amortization of ground leasehold interests	(98)	(98)	(389)	(372)
Amortization of below tax benefit amortization	377	377	1,494	1,494
Amortization of deferred financing costs	1,041	993	3,632	3,544
Amortization of lease inducements	—	79	150	537
Loss on debt breakage costs — write-off of deferred financing costs	—	—	—	1,771
Company's share of amortization of deferred financing costs- unconsolidated entity	—	3,740	31,061	3,740
Company's share of revenues in excess of cash received (straight-line rents) - unconsolidated entity	—	(257)	(2,207)	(257)
Company's share of amortization of above market rent - unconsolidated entity	—	(58)	(532)	(58)
Write-off of transaction costs	—	—	115	28
Employee separation expense	1,855	—	4,096	72
Transaction expenses	412	13,724	24,982	22,386
Impairment provision, goodwill	16,031	135,270	16,031	135,270
Debt breakage costs	—	—	—	13,249
Other income - proration adjustments for dispositions	(1,587)	—	(1,587)	—
Preferred units redemption charge	—	—	4,970	—
Impairment provision, investment in unconsolidated entity	—	—	129,334	—
Write-off of Company's share of accumulated other comprehensive income - unconsolidated entity	—	—	(1,226)	—
AFFO available to common shareholders and limited partners	$31,718	$29,639	$118,068	$190,650
FFO per share, basic and diluted	$0.29	$(3.09)	$(2.40)	$0.37
AFFO per share, basic and diluted	$0.80	$0.75	$2.99	$4.81

Weighted-average common shares outstanding - basic and diluted EPS	36,054,940	35,999,203	35,988,231	36,057,825
Weighted-average OP Units	3,404,247	3,537,654	3,472,770	3,537,654
Weighted-average common shares and OP Units outstanding - basic and diluted FFO/AFFO	39,459,187	39,536,857	39,461,001	39,595,479

PEAKSTONE REALTY TRUST
Net Operating Income, including Cash and Same Store Cash NOI
(Unaudited; in thousands)

Net operating income ("NOI”) is a non-GAAP financial measure calculated as net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairment of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, investment income or loss and termination income. Net operating income on a cash basis (“Cash NOI”) is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above-and below market lease intangibles adjustments required by GAAP. Net operating income on a cash basis for our Same Store portfolio (“Same Store Cash NOI”) is Cash NOI for properties held for the entirety of all periods presented, with an adjustment for lease termination fees to provide a better measure of actual cash basis rental growth for our Same Store portfolio. We believe that NOI, Cash NOI and Same-Store Cash NOI are helpful to investors as additional measures of operating performance because we believe they help both investors and management to understand the core operations of our properties excluding corporate and financing-related costs and non-cash depreciation and amortization. NOI, Cash NOI and Same Store Cash NOI are unlevered operating performance metrics of our properties and allow for a useful comparison of the operating performance of individual assets or groups of assets. These measures thereby provide an operating perspective not immediately apparent from GAAP income from operations or net income (loss). In addition, NOI, Cash NOI and Same Store Cash NOI are considered by many in the real estate industry to be useful starting points for determining the value of a real estate asset or group of assets. Because NOI, Cash NOI and Same Store Cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI, Cash NOI and Same Store Cash NOI as measures of our performance is limited. Therefore, NOI, Cash NOI and Same Store Cash NOI should not be considered as alternatives to net (loss) income, as computed in accordance with GAAP. NOI, Cash NOI and Same Store Cash NOI may not be comparable to similarly titled measures of other companies.

Our calculation of each of NOI, Cash NOI and Same Store Cash NOI is presented in the following table for the three months and full year ended December 31, 2023 and December 31, 2022 (dollars in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of Net Loss to Total NOI
Net loss	$(21,767)	$(248,142)	$(605,102)	$(441,382)
General and administrative expenses	11,551	11,532	42,962	38,995
Corporate operating expenses to related parties	178	284	1,154	1,349
Real estate impairment provision	12,138	41,323	409,512	127,577
Goodwill impairment provision	16,031	135,270	16,031	135,270
Depreciation and amortization	25,373	35,275	112,204	190,745
Interest expense	16,415	16,501	65,623	84,816
Debt breakage costs	—	—	—	13,249
Other (income) expense, net	(5,498)	355	(13,111)	943
Loss from investment in unconsolidated entities	—	9,993	176,767	9,993
(Gain) loss from disposition of assets	(4,507)	43,767	(29,164)	139,280
Transaction expenses	412	13,724	24,982	22,386
Total NOI	$50,326	$59,882	$201,858	$323,221

Cash NOI Adjustments
Industrial:
Industrial NOI	12,651	13,564	49,649	53,477
Straight Line Rent	(69)	(135)	(344)	(1,018)
In-Place Lease Amortization	(97)	(93)	(384)	(369)
Deferred Termination Income	—	(36)	(24)	(39)
Industrial Cash NOI	12,485	13,300	48,897	52,051

Office:
Office NOI	28,748	37,320	118,439	230,967
Straight Line Rent	(595)	(4,784)	(9,046)	(12,207)
In-Place Lease Amortization	(200)	(702)	(306)	(1,346)
Deferred Termination Income	—	—	—	—
Deferred Ground/Office Lease	433	433	1,739	1,945
Other Intangible Amortization	377	377	1,494	1,495
Inducement Amortization	—	79	150	537
Office Cash NOI	28,763	32,723	112,470	221,391

Other:
Other NOI	8,927	8,998	33,770	38,777
Straight Line Rent	460	264	1,461	634
In-Place Lease Amortization	(108)	(128)	(549)	(489)
Deferred Termination Income	—	(508)	—	(2,779)
Deferred Ground/Office Lease	(5)	—	(15)	5
Other Cash NOI	9,274	8,626	34,667	36,148
Total Cash NOI	$50,522	$54,649	$196,034	$309,590

Same Store Cash NOI Adjustments
Industrial Cash NOI	12,485	13,300	48,897	52,051
Cash NOI for recently acquired properties	—	—	—	—
Cash NOI for recently disposed properties	—	(1,147)	(307)	(4,570)
Industrial Same Store Cash NOI	12,485	12,153	48,590	47,481

Office Cash NOI	28,763	32,723	112,470	221,391
Cash NOI for recently acquired properties	—	—	—	—
Cash NOI for recently disposed	(515)	(6,725)	(2,986)	(109,144)

Lease termination adjustment	(918)	—	(918)	(8,303)
Inducement adjustment for non-same store property	—	(79)	(150)	(537)
Office Same Store Cash NOI	27,330	25,919	108,416	103,407

Other Cash NOI	9,274	8,626	34,667	36,148
Cash NOI for recently acquired properties	—	—	—	—
Cash NOI for recently disposed	(851)	(517)	(2,302)	(4,159)
Other Same Store Cash NOI	8,423	8,109	32,365	31,989
Total Same Store Cash NOI	$48,238	$46,181	$189,371	$182,877

PEAKSTONE REALTY TRUST
Annualized Base Rent, Investment Grade, and Normalized EBITDAre

“Annualized base rent” or “ABR” means the contractual base rent excluding abatement periods and deducting base year operating expenses for gross and modified gross leases as of December 31, 2023, unless otherwise specified, multiplied by 12 months. For properties in the Company's portfolio that had rent abatement periods as of December 31, 2023, we used the monthly contractual base rent payable following expiration of the abatement.

“Investment grade” means an investment grade credit rating from a NRSRO approved by the U.S. Securities and Exchange Commission (e.g., Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings Inc.) or a non-NRSRO credit rating (e.g., Bloomberg’s default risk rating) that management believes is generally equivalent to an NRSRO investment grade rating; management can provide no assurance as to the comparability of these ratings methodologies or that any particular rating for a company is indicative of the rating that a single NRSRO would provide in the event that it rated all companies for which the Company provides credit ratings; to the extent such companies are rated only by non-NRSRO ratings providers, such ratings providers may use methodologies that are different and less rigorous than those applied by NRSROs. In the context of Peakstone’s portfolio, references to “investment grade” include, and credit ratings provided by Peakstone may refer to, tenants, guarantors, and non-guarantor parent entities. There can be no assurance that such guarantors or parent entities will satisfy the tenant’s lease obligations, and accordingly, any such credit rating may not be indicative of the creditworthiness of the Company's tenants.

“Normalized EBITDAre” is a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDAre, as defined by the Company, represents EBITDAre (as defined by NAREIT), modified to exclude items such as acquisition-related expenses, employee separation expenses and other items that we believe are not indicative of the performance of our portfolio. Normalized EBITDAre also excludes the Normalized EBITDAre impact of properties sold during the period and extrapolate the operations of acquired properties to estimate a full quarter of ownership (in each case, as if such disposition or acquisition had occurred on the first day of the quarter). We may also exclude the annualizing of other large transaction items such as termination income recognized during the quarter. Management believes these adjustments to reconcile to Normalized EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides investors a view of the performance of our portfolio over time. However, because Normalized EBITDAre is calculated before recurring cash charges, including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Therefore, Normalized EBITDAre should not be considered as an alternative to net income, as computed in accordance with GAAP. Normalized EBITDAre may not be comparable to similarly titled measures of other companies. Please refer to the Supplemental Report for the definition of Normalized EBITDAre (Consolidated).